FOR IMMEDIATE RELEASE           Contact:         James A. Aston
September 17, 1997                               Chief Financial Officer
                                                 Insignia Financial Group, Inc.
                                                 (864) 239-1661



              INSIGNIA ANNOUNCES INTERNATIONAL EXPANSION WITH ITS
                           FIRST EUROPEAN ACQUISITION


     Greenville, South Carolina -- Insignia Financial Group, Inc. (NYSE:IFS) announced today that it had officially launched its international expansion effort with the acquisition of 60% of the stock of CAGISA (Compagnia di Amministrazione e Gestioni Immobiliare S.p.A.), one of the leading privately held property management companies in Italy. The net purchase price was approximately $2.15 million, with IFS committed to contribute an additional approximately $500,000, and the seller committed to contribute an additional approximately $300,000 to the working capital of the company. The seller can receive an additional $500,000 in deferred purchase price one year after closing based on the performance of the acquired company. The remaining 40% of the stock will be retained by the seller subject to an option in favor of IFS; the seller is an Italian company called Sergrup, which is controlled by the GFL Group of Italy. GFL Group is an Italian holding company controlled by the Radice Fossati and Dallera families of Italy, and is one of the leading real estate development companies in Northern Italy. With partners such as the Fiat Group, the GFL Group has received approval for and is expected to commence development on real estate development projects totaling approximately $700 million in early 1998.

     CAGISA, founded in 1939, currently manages approximately 10,000 units of multifamily residential housing, primarily in Rome and Milan. The company has approximately 28 professionals located in two offices (Rome and Milan), and manages properties under long term contracts for approximately 26 clients including the public pension fund ( INPDAP), the Italian Social Security Institute (IGEI), and Banco Ambrosiano Veneto. Commencing immediately, the company will operate under the name Insignia/CAGISA.

     "The size of this acquisition is dwarfed by its strategic import to Insignia. It is our belief after extensive research that the demand for property and asset management services in Italy will increase by more than 500% over the course of the next few years. Already many of the Italian governmental agencies (such as the municipalities of Rome and Naples, and the Provincial Institute of Palermo) have issued Requests for Proposals, in the form of public bids, for the privatization of the management of all of the properties owned by these cities and agencies. These RFP's alone constitute the management of approximately 75,000 apartments and tens of thousands of retail and office properties. CAGISA has qualified for, and is, in fact participating as a part of a joint venture including a number of companies, in the public bidding for these potentially significant contracts. In addition to this, Italian banks and insurance companies owning hundreds of millions of dollars, perhaps even billions of dollars of real estate assets require high quality real estate and asset management; United States investors too are increasingly looking to deploy capital in European real estate in general, and Italy in particular, and are aggressively seeking both opportunity and partners with the ability to manage their overseas real estate investments. It is Insignia's objective to become a dominant purveyor of such services throughout Italy and Europe," said Andrew L. Farkas, Chairman, Chief Executive Officer and President of Insignia. "We believe that our strong U.S. base of operations and our extensive institutional relationships will position us well to assist U.S. companies looking to invest in European real estate."

     He continued, "GFL Group's willingness to sell 60% of its property management company to Insignia is driven by their recognition of the increasing level of demand for quality property and asset management services throughout Italy, and their confidence in Insignia's ability to deliver the requisite capabilities and technology to CAGISA. The property and asset management industries in Europe are now beginning to develop. The market demand for quality services focused on asset value and performance maximization is just emerging in earnest in many of these countries including Italy. We believe that establishing a beach head early on, and transferring our know-how, technology and expertise to an organization that is already established, well known, and well connected, can provide us with a material competitive advantage as these markets heat up. Already we have commenced making substantial presentations for new opportunities and participating in public tenders for governmental business throughout Italy. We have positioned a new CEO in the company (Roberto Naldi) who will report to Insignia's new Managing Director of International Operations, Mauro Keller-Sarmiento; both of these individuals are currently stationed in Rome. We fervently believe that this will be just the beginning of material, internally generated growth opportunities for Insignia overseas, and is a signal that we have officially commenced our international expansion efforts. There is no question that, over the coming months and years, we will look to continue to expand these efforts both in Italy and in other countries throughout the UK and Europe."

     Mr. Keller-Sarmiento, Insignia's Managing Director of International Operations, is 37 years old. He commenced working with Insignia several months ago. He received his B.A. from Harvard College in 1982 and his M.B.A from Columbia University in 1988. He has lived all over Europe, South America, and the United States throughout his life, and has worked previously as a management consultant at McKinsey & Co. for approximately four years, and as an investment banker at Morgan Guaranty also for four years. Prior to joining Insignia, he was a Vice President responsible the selection and operation of a network of retail distribution outlets for YPF, the large Argentine oil and gas company, stationed in Buenos Aires, Argentina. Mr. Keller-Sarmiento is fluent in English, Spanish, Italian, French, and Portuguese.

     "Mauro is the ideal individual to lead Insignia through its European expansion stage. He understands and is comfortable with many of the cultures in Europe and South America, and is fluent in the languages. I have known him very well for 19 years since we attended Harvard together beginning in 1978. Having someone on the ground in these countries, who you can trust, with the business acumen, background, leadership, and international skills that Mauro has, is an imperative component of any successful implementation of an international strategy," added Farkas.

     With  corporate  headquarters  in  Greenville,   South  Carolina,  Insignia
Financial Group, Inc. is a fully-integrated real estate services company. Insignia is the largest manager of multifamily residential properties in the United States and is also among the largest managers of commercial properties. Insignia commenced operations in December 1990 and has since grown to provide property and/or asset management services for approximately 2,600 properties which include approximately 285,000 residential units (including cooperative and condominium units), and approximately 150 million square feet of commercial space located in over 500 cities and 48 states.

     Certain items in this press release may constitute forward-looking statements within the meaning of the Private Litigation Reform Act of 1995 (the "Reform Act") and as such may involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance, or achievements expressed or implied by such forward-looking statements. Such forward-looking statements speak only as of the date of this press release. The Company expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in the Company's expectations with regard thereto or any change in events, conditions or circumstances on which any such statement is based.


                                      ###